UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant
To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                                    April 27, 2005

Veridien Corporation

(Exact Name of Registrant as Specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation or Organization)

000-25555	59-3020382

(Commission File Number)	(IRS Employer Identification No.)

2875 MCI Drive, Suite B, Pinellas Park, Florida	33782-6105

(Address of principal executive offices)	(Zip Code)

(727) 576-1600

(Registrant’s telephone number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

     Effective April 27, 2005 Veridien Corporation dismissed Carter, Cartier, Melby & Guarino, C.P.A.’s, P.A. (“CCMG”) as Veridien’s independent accountants. CCMG audited Veridien’s financial statements for the eight fiscal years ended December 31, 2004. The reports of CCMG for these fiscal years did not contain an adverse opinion, or disclaimer of opinion and were not qualified or modified as to audit scope or accounting principles. However, the reports of CCMG for these fiscal years were qualified with respect to uncertainty as to Veridien’s ability to continue as a going concern. During Veridien’s two most recent fiscal years (as well as during the previous six fiscal years as well) there were no disagreements with CCMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of CCMG would have caused it to make reference to such disagreements in its reports.

     On April 27, 2005 Veridien retained Malone & Bailey, P.C. to act as their independent certified public accountants.

     Veridien has authorized CCMG to discuss any matter relating to Veridien and its operations with Malone & Bailey, P.C.

     The change in Veridien’s auditors was recommended and approved by Veridien’s Audit Committee. While Veridien enjoyed a good relationship with CCMG, the change was recommended due to the increasing complexities imposed on public companies under Sarbanes- Oxley. Veridien was the only public client of CCMG and the Audit Committee believed it appropriate to move to a firm with broader expertise and experience in the auditing of public companies and compliance with current SEC reporting requirements and Sarbanes-Oxley regulations.

     During the two most recent fiscal years, Veridien did not consult with Malone & Bailey, P.C. regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Veridien’s financial statements, or any matter that was the subject of a disagreement or a reportable event as defined in the regulations of the Securities and Exchange Commission, except as follows:

     During the audit of Veridien’s 2004 financials by CCMG it was brought to our attention that CCMG would be restating our 2003 financials to correct certain errors. On the advice of counsel, Veridien sought the opinion of Malone & Bailey, PC on three specific matters:

a.	Treatment of convertible debt instruments, including accrued interest and a change in conversion terms. Malone & Bailey concurred with the CCMG view that the conversion of debt and accrued interest into Veridien stock with a market value lower than the carrying value of the debt would result in a reportable gain.

b.	Valuation of an investment in H. Quotient, Inc. paid for with Veridien common shares. Malone & Bailey disagreed with the original treatment as recording at a discounted amount from Veridien’s then trading price. Malone & Bailey recommended that the transaction be recorded at the then-trading value of the H. Quotient shares, because it was the more readily determinable value.

c.	thirdly, whether Veridien’s investment in Mycosol, Inc. should be consolidated in 2004, that is, whether and when did a change of control over Mycosol occur. Malone & Bailey determined that a change of control over Mycosol occurred in June 2004 because that is when Veridien began funding most or all of Mycosol’s outside cash needs. Accordingly, we consolidated Mycosol beginning that date.

A copy of Malone & Bailey’s report dated March 15, 2005 is attached.

     Veridien has provided CCMG with a copy of the disclosures contained herein and have requested that CCMG provide a letter to the Securities and Exchange Commission stating

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whether or not it agrees with the statements contained herein. A copy of such letter is filed as an exhibit hereto.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)	Not applicable

(b)	Not applicable

(c)	The following exhibits are included with this Report:

Exhibit 16.1 Letter from Carter, Cartier, Melby & Guarino C.P.A.’s, P.A.

Exhibit 99.1 Malone & Bailey’s report to Veridien dated March 15, 2005

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERIDIEN CORPORATION
Dated: April 29, 2005	By:	/s/ Sheldon C. Fenton
Sheldon C. Fenton
President & Chief Executive Officer

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